SPECIMEN WARRANT CERTIFICATE

NUMBER	WARRANTS
__________-

(SEE REVERSE SIDE FOR LEGEND)
(THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO 5:00 P.M.
NEW YORK CITY TIME, __________, 20__

LIHUA INTERNATIONAL, INC.

CUSIP

WARRANT

THIS CERTIFIES THAT, for value received

is the registered holder of a Warrant or Warrants expiring ________, 20__ (the “Warrant”) to purchase 0.25 of one fully paid and non-assessable share of Common Stock, par value $.0001 per share (“Shares”), of LIHUA INTERNATIONAL, INC., a Delaware corporation (the “Company”), for each Warrant evidenced by this Warrant Certificate.  The Warrant entitles the holder thereof to purchase from the Company, commencing on _______, 2009, such number of Shares of the Company at the price of $____ per whole share, upon surrender of this Warrant Certificate and payment of the Warrant Price at the office or agency of the Warrant Agent, Corporate Stock Transfer (such payment to be made by check made payable to the Warrant Agent), but only subject to the conditions set forth herein and in the Warrant Agreement between the Company and Corporate Stock Transfer.  The Warrant Agreement provides that upon the occurrence of certain events the Warrant Price and the number of Warrant Shares purchasable hereunder, set forth on the face hereof, may, subject to certain conditions, be adjusted.  The term Warrant Price as used in this Warrant Certificate refers to the price per Share at which Shares may be purchased at the time the Warrant is exercised.

The Company shall not be required to issue any fraction of a Share in connection with the exercise of Warrants, and in any case where the registered holder would, except for the provision of this paragraph, be entitled under the terms of this Warrant to receive a fraction of a Share upon the exercise of such registered holder’s Warrants, issue or cause to be issued only the largest whole number of Shares issuable on such exercise (and such fraction of a Share will be disregarded); provided, that if more than one Warrant certificate is presented for exercise at the same time by the same registered holder, the number of whole Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Shares issuable on exercise of all such Warrants.

Upon any exercise of the Warrant for less than the total number of full Shares provided for herein, there shall be issued to the registered holder hereof or his assignee a new Warrant Certificate covering the number of Shares for which the Warrant has not been exercised.

Warrant Certificates, when surrendered at the office or agency of the Warrant Agent by the registered holder hereof in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants.

Upon due presentment for registration of transfer of the Warrant Certificate at the office or agency of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other governmental charge.

The Company and the Warrant Agent may deem and treat the registered holder as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the registered holder, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

This Warrant does not entitle the registered holder to any of the rights of a stockholder of the Company.

The Company reserves the right to  redeem the Warrant at any time prior to its exercise, with a notice of redemption in writing to the holders of record of the Warrant, giving 30 days’ notice of such redemption at any time after the Warrant becomes exercisable if the last sale price of the Shares equals or exceeds $[   ] per share on each of 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of such call is given. The redemption price of the Warrants is to be $.01 per Warrant. Any Warrant either not exercised or tendered back to the Company by the end of the date specified in the notice of call shall be canceled on the books of the Company and have no further value except for the $.01 redemption price.

By
	Secretary	Chief Executive Officer

SUBSCRIPTION FORM

To Be Executed by the Registered Holder in Order to Exercise Warrants

The undersigned Registered Holder irrevocably elects to exercise ______________ Warrants represented by this Warrant Certificate, and to purchase the shares of Common Stock issuable upon the exercise of such Warrants, and requests that Certificates for such shares shall be issued in the name of

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)
and be delivered to
(PLEASE PRINT OR TYPE NAME AND ADDRESS)

and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:

2

Dated:
(SIGNATURE)

(ADDRESS)

(TAX IDENTIFICATION NUMBER)

ASSIGNMENT

To Be Executed by the Registered Holder in Order to Assign Warrants

For Value Received, __________________ hereby sell, assign, and transfer unto

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)
and be delivered to
(PLEASE PRINT OR TYPE NAME AND ADDRESS)

____________ of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitute and appoint __________________ Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:
(SIGNATURE)

THE SIGNATURE TO THE ASSIGNMENT OF THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR CHICAGO STOCK EXCHANGE.